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                                                            Exhibit 10.3


                    NATIONAL INFORMATION CONSORTIUM
                     EMPLOYEE STOCK PURCHASE PLAN


1.   PURPOSE.

     The purpose of the National Information Consortium Employee Stock Purchase Plan ("Plan") is to provide a means by which an employee of National Information Consortium, a Colorado corporation ("Company"), and any affiliate of the Company ("Affiliate") may be given an opportunity to purchase stock of the Company. By means of the Plan, the Company seeks to attract and retain the services of persons of ability as employees and motivate such employees to exert their best efforts on behalf of the Company, any Affiliate or other shareholder of the Company. For the purposes of the Plan, the term "Affiliate" means with respect to the Company either a parent corporation as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended ("Code"), or a subsidiary corporation as defined in Code Section 424(f). The Plan is intended to qualify as an employee stock purchase plan under Code
Section 423.

2.   SHARES SUBJECT TO THE PLAN.

     Subject to the provisions of Plan Section 12, 500,000 shares of the common voting stock of the Company ("Common Stock") will be reserved and may be sold pursuant to stock purchase rights granted under the Plan. The reserved shares will be such authorized and unissued shares of the Company as determined by the Company's Board of Directors ("Board"). If any right to purchase Common Stock granted under the Plan terminates for any reason without having been exercised, the Common Stock which was not purchased pursuant to such right will again be available under the Plan.

3.   ADMINISTRATION OF THE PLAN.

     The Plan will be administered by the Board or a committee thereof consisting of three or more Board members, who may or may not be employees of the Company or an Affiliate, ("Committee"). The members of the Committee will be appointed by and will serve at the pleasure of the Board. Any vacancies in the membership of the Committee will be filled by an appointment by the Board. If the Board administers the Plan, the term "Committee" will include the Board.

     The Committee will keep minutes of its meetings. All actions of the Committee will be taken by a majority of its members at a meeting duly called and held and at which a quorum is present. Any act approved in writing by all of the Committee members will be as fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held and at which a quorum is present.

     Subject to and not inconsistent with the provisions of the Plan, the Committee will have complete authority in its sole discretion to determine the employees to whom stock purchase rights will be granted and the provisions for each offering of stock purchase rights (which need not be identical); to construe and interpret the Plan, including disputed and doubtful terms and provisions;

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to establish, amend and rescind rules and guidelines for administering the
Plan; and to make all determinations necessary or advisable for the administration of the Plan.

     All decisions, determinations and interpretations of the Committee will be consistently and uniformly applied and will be conclusive and binding on all parties.

4.   GRANT OF STOCK PURCHASE RIGHTS.

     The Committee may from time to time grant to eligible employees the right to purchase Common Stock under the Plan ("Offering") on a date ("Offering Date") designated by the Committee. Each Offering will be in such form and will contain such terms and conditions as the Committee will deem appropriate, which will comply with the requirements of Code Section 423(b)(5) so that all eligible employees granted rights to purchase stock under the Plan will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of an Offering need not be identical to the terms and conditions of any other Offering. Each Offering, however, will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering) the period during which the Offering will be effective, which period will not exceed twenty-seven months beginning with the Offering Date, and the substance of the provisions contained in Plan Sections 5 through 8, inclusive.

5.   ELIGIBILITY FOR STOCK PURCHASE RIGHTS.

     (a) Subject to the provisions of this Section 5, any employee of the Company is eligible to be granted a stock purchase right under the Plan. Any employee of an Affiliate which adopts the Plan with the approval of the Board also is eligible to be granted a stock purchase right under the Plan, subject to the provisions of this Section 5. For the purposes of the Plan, the term "employee" means a common law employee as determined in accordance with the rules of Code Section 3401(c) and the related Treasury regulations. The term "employee will not include a member of the Board or of the board of directors of an Affiliate who is not also an employee of the Company or an Affiliate, or a leased employee within the meaning of Code Section 414(n). Additionally, the term employee will not include a person who provides services to the Company or an Affiliate under an agreement, contract or other arrangement pursuant to which he is classified initially as an independent contractor or whose remuneration for services to the Company or an Affiliate is treated initially as not subject to federal income tax withholding under Code Section 3402, unless he is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding.

     (b) Except as provided in Plan Section 5(c), an employee of the Company or any Affiliate will not be eligible to be granted a stock purchase right under the Plan in an Offering, unless on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Committee may require. Any period of continuous employment required by the Committee with respect to a particular Offering will not exceed two

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years and will be set forth in the terms of that Offering.  In addition, unless otherwise determined by the Committee and set forth in the terms of the particular Offering, no employee of the Company or of any Affiliate will be eligible to be granted a stock purchase right under the Plan, unless on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty hours per week and at least five months in any calendar year.

     (c) The Committee may provide that each person who, within a prescribed period during the course of an Offering and after the Offering Date, first becomes eligible to be granted a stock purchase right under the Plan will, on a date specified in the Offering which coincides with or follows the date when such person becomes an eligible employee, receive under the Offering a stock purchase right which will be deemed to be a part of that Offering. Such right will have the same characteristics as any right originally granted under that Offering, except that:

             (i) The date on which such right is granted will be the "Offering Date" of such right for all purposes, including determination of the exercise price for the right; and

             (ii) The period of the Offering with respect to the right will begin on its Offering Date and end coincident with the end of such Offering.

     (d) No employee will be eligible for the grant of any stock purchase right in an Offering under the Plan if, immediately after the right is granted, such employee owns or would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Affiliate. For purposes of this Section 5(d), the rules of Code Section 424(d) of the Code will apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options will be treated as stock owned by such employee.

     (e) An eligible employee may be granted a stock purchase right under the Plan only to the extent that the right, together with all other stock purchase rights granted to him under any "employee stock purchase plan" of the Company and any Affiliates, as specified by Code Section 423(b)(8), does not permit the eligible employee's rights to purchase stock of the Company or any Affiliate under all such plans to accrue at a rate which exceeds twenty five thousand dollars of Fair Market Value of such stock (as defined in Section 6(c) and determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

6.   PURCHASE PRICE.

     (a) On each Offering Date, each eligible employee will be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a maximum percentage designated by the Committee not exceeding fifteen percent of such eligible employee's Compensation (as defined in Plan Section 7(a)) during the period which begins on the Offering Date (or such later date as the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering. The Committee will

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establish one or more dates during an Offering ("Purchase Date") on which stock purchase rights granted under the Plan will be exercised and Common Stock will be purchased pursuant to the Offering.

     (b) In connection with each Offering made under the Plan and subject to the Plan terms, the Committee may specify a maximum number of Common Stock shares that may be purchased by each eligible employee and a maximum aggregate number of Common Stock shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Committee may specify a maximum aggregate number of Common Stock shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of Common Stock shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Committee will make a pro rata allocation of the Common Stock shares available in as nearly a uniform manner as will be practicable and as it will deem to be equitable.

     (c) The purchase price of Common Stock acquired pursuant to rights granted under the Plan will be not less than the lesser of:

             (i) An amount equal to eighty-five percent of the Fair Market Value of the Common Stock on the Offering Date; or

             (ii) An amount equal to eighty-five percent of the Fair Market Value of the Common Stock on the Purchase Date.

For the purposes of the Plan, unless otherwise defined by the Committee for any particular Offering, the "Fair Market Value" of the Common Stock on any date means the closing price on that date on the NASDAQ National Market, the principal stock exchange or other market on which the Common Stock is traded. If the Common Stock is not traded on a particular date, the Fair Market
Value of this stock will be determined from the closing price on the immediately preceding date when the stock is traded. If the Common Stock price is not reported on any securities exchange or national market system, the "Fair Market Value" of the stock for the purposes of the Plan will be the value determined by the Committee.

7.   PARTICIPATION IN THE PLAN.

     (a) An eligible employee may become a Plan participant pursuant to an Offering by delivering a Plan participation agreement to the Company within the time specified by the Offering, in such form as the Committee provides. Each such agreement will authorize payroll deductions of up to the maximum percentage specified by the Committee of such eligible employee's
Compensation during the Offering.   For the purposes of the Plan,
"Compensation" is defined as an employee's regular salary or wages. "Compensation" does not include overtime, bonuses, commissions, severance pay, incentive pay, shift premium differentials, pay in lieu of vacation, imputed income for income tax purposes, patent fees, awards and prizes, back pay awards,

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reimbursement of expenses and living allowances, educational allowances, expense allowances, disability benefits, fringe benefits, deferred compensation, compensation under any stock plan maintained by the Company or an Affiliate, amounts paid for services as an independent contractor, or such other inclusions or exclusions as may be determined by the Committee, in its sole discretion, in a uniform and nondiscriminatory manner. Notwithstanding the preceding sentence, "Compensation" will be determined for any participant before giving effect to any salary reduction or cash or deferred arrangement under Code Section 401(k) or to a salary reduction arrangement pursuant to Code Section 125. The payroll deductions made for any participant will be credited to a nominal account for such participant under the Plan, will be deposited with the general funds of the Company, and will not accrue interest for the benefit of the participant.

     A participant may prospectively reduce (including to zero) or increase his authorized payroll deductions for any Offering, and an eligible employee may prospectively begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make payments to be credited to his nominal account under the Plan, in addition to his payroll deductions, only if specifically provided in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

     (b) At any time during an Offering, a participant may completely terminate his payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Committee provides. Such a withdrawal may be made at any time prior to the end of the Offering, except as provided by the Committee in the Offering. Upon a participant's withdrawal from the Offering, the Company will distribute to the participant without interest all of his accumulated payroll deductions (to the extent they have not been used to acquire Common Stock for the participant) under the Offering. Immediately upon such distribution, the participant's interest in the Offering will automatically terminate. A participant's withdrawal from an Offering will have no effect upon his eligibility to participate in any subsequent Offering under the Plan; provided, however, that any such participant will be required to deliver a new participation agreement in order to participate in a subsequent Offering.

     (c) If the Fair Market Value of the Common Stock on any Purchase Date is lower than the Fair Market Value of the Common Stock on the Offering Date for the Offering in which such Purchase Date occurs, then all participants in such Offering will be automatically withdrawn from such Offering immediately after the exercise of their right to purchase Common Stock on such Purchase Date and automatically re-enrolled in the next Offering, which Offering will commence on the day immediately following such Purchase Date.

     (d) Any stock purchase right granted pursuant to any Offering under the Plan to an eligible employee will terminate immediately upon his separation from service with the Company and any Affiliate, for any reason. Within an administratively practicable time thereafter, the Company will distribute to a terminated employee who is a participant all of his accumulated payroll deductions without interest (to the extent they have not been used to acquire Common Stock for the participant) under the Offering. A certificate for all whole shares purchased by the terminated

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employee under the Plan will be automatically issued, at the Company's expense, as soon as administratively practicable after the last day of the sixth month following the Purchase Date immediately preceding his separation from service. Prior to such date, the terminated employee may request a certificate, at his expense, for all whole shares credited to his Plan nominal account for more than sixth months.

     (e) Rights granted under the Plan will not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Plan Section 14. During his lifetime, a stock purchase right under the Plan will be exercisable only by the participant to whom it is granted.

8.    EXERCISE OF STOCK PURCHASE RIGHTS.

     (a) On each Purchase Date specified in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically permitted in the Offering (without any increase for interest) will be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued upon the exercise of a stock purchase right granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's nominal account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering will be held in each such participant's nominal account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in Plan Section 7(b), or is no longer eligible to be granted a stock purchase right under the Plan, as provided in Plan Section 5, in which case such amount will be distributed without interest to the participant after such final Purchase Date. The amount, if any, of accumulated payroll deductions remaining in any participant's nominal account after the purchase of shares which is equal to the amount required to purchase whole shares of Common Stock on the final Purchase Date of an Offering will be distributed in full without interest to the participant after such Purchase Date.

     (b) On each Purchase Date during an Offering, the Plan custodian designated by the Committee will receive from the Company at the price provided in Plan Section 6(c), as many whole shares of Common Stock as may be purchased with the funds withheld from participants since the immediately preceding Purchase Date, or the Offering Date as the case may be, plus any excess funds accumulated as provided in Section 8(a). Upon the receipt of the Common Stock so purchased, the Plan custodian will allocate to the credit of each participant the number of whole shares of Common Stock to which he is entitled under the Offering. Subject to any restriction imposed by the Committee as provided in this Section 8, and any other restriction imposed by the Committee, a certificate representing the number of whole shares of Common Stock purchased by a participant under this Plan will be issued to the participant upon his request and at his expense. No such certificate will be issued with respect to any Common Stock share prior to the last day of the sixth month following the Purchase Date for that share. Unless otherwise requested by the participant, and if permitted by this Section 8, Common Stock shares purchased under the Plan will

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be held in the name of, or in the name of a nominee of, the Plan custodian for the benefit of each participant, who will thereafter be a beneficial shareholder of the Company.

     (c) A participant will have no right to sell, encumber, or otherwise transfer a Common Stock share purchased under the Plan until after the last day of the sixth calendar month following the month when the share was purchased, unless the Committee in its sole discretion waives or modifies this restriction. Any attempt to sell, encumber or otherwise transfer a Common Stock share in violation of this Section 8(c) will be null and void. The Committee will enforce the restriction provided in this Section 8(c) by requiring that the Company or the Plan custodian hold the certificate for any share of Common Stock while the restriction is in effect for that share. The Committee in its sole discretion may enforce this restriction through different or additional means as it deems necessary or appropriate.

     (d) No stock purchase right granted under the Plan may be exercised to any extent unless the Common Stock shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended ("Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no stock purchase right granted under the Plan or any Offering will be exercised on such Purchase Date, and the Purchase Date will be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date will not be delayed more than twelve months and the Purchase Date will in no event be more than twenty-seven months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no stock purchase right granted under the Plan or any Offering will be exercised and all payroll deductions accumulated during the Offering (to the extent they have not been used to acquire Common Stock for participants) will be distributed without interest to the participants.

9.   COVENANTS OF THE COMPANY.

     (a) During the terms of the stock purchase rights granted under the Plan, the Company will keep available at all times the number of shares of Common Stock required to satisfy such rights.

     (b) The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

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10.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to rights granted under the Plan will constitute general funds of the Company.

11.  RIGHTS AS A SHAREHOLDER.

     A participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Common Stock share subject to any right granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company. Subject to the provisions of Plan Section 8(c), a share of Common Stock issued to a participant under the Plan will be transferable in accordance with the applicable securities laws.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the Common Stock subject to the Plan, or subject to any right granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and any outstanding rights will be appropriately adjusted in the class and maximum number of shares subject to the Plan and in the class, number of shares, and price per share of stock subject to outstanding rights. Such adjustments will be made by the Board, the determination of which will be final, binding and conclusive. (The conversion of any convertible securities of the Company will not be treated as an above-described "transaction not involving the receipt of consideration by the Company.")

     (b)     In the event of (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (1) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (2) such rights may continue in full force and effect, or (3) the participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and all participants' rights under the ongoing Offering terminated.

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13.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan; provided, that, except as provided in Plan Section 12 relating to adjustments upon changes in stock, no amendment will be effective unless approved by the shareholders of the Company within twelve months before or after the adoption of the amendment by the Board, where the amendment will:

            (i) Increase the number of shares reserved for rights under the Plan;

            (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Code Section 423, and the related Treasury regulations, or to comply with the requirements of Rule 16b-3 under the Exchange Act, as amended ("Rule 16b-3")); or

            (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Code Section 423 of the Code, and the related Treasury regulations, or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect that the Board deems necessary or advisable to bring the Plan and any stock purchase right granted under the Plan into compliance with the Code and the related Treasury regulations.

     (b) Rights and obligations under any stock purchase right granted before a Plan amendment will not be impaired by any amendment of the Plan, except with the consent of the eligible employee or participant to whom such rights were granted, or as necessary to comply with any laws or governmental regulations, or as necessary to ensure that the Plan and any stock purchase right granted under the Plan comply with the requirements of Code Section 423 and the related Treasury regulations.

14.  DESIGNATION OF BENEFICIARY.

     (a) A participant may file a written designation of a beneficiary who is to receive any Common Stock shares and cash, if any, from the participant's nominal account under the Plan in the event of such participant's death during or after the end of an Offering but prior to delivery to the participant of such shares and cash.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company will deliver such Common Stock shares and cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the

Company), the Company, in its sole discretion, may deliver such shares and cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board in its discretion, may suspend or terminate the Plan at any time. No right may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any stock purchase right granted while the Plan is in effect will not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such right was granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and rights granted under the Plan comply with the requirements of Code Section 423 and the related Treasury regulations.

16.  EMPLOYMENT RIGHTS.

     The Plan and any stock purchase right granted under the Plan will neither confer on any employee any right with respect to continuation of employment by the Company or any Affiliate, nor will it interfere in any way with the right of the Company or any Affiliate to terminate such employment at any time.

17.  MISCELLANEOUS.

     (a) As used in this Plan the term "and" means "and/or", the singular includes the plural, and the masculine includes the feminine and neuter. Headings of articles are not to be considered in the construction of the Plan.

     (b) In the event that any provision of this Plan is held to be contrary to any statute or law, or otherwise unenforceable, the remaining provisions of this Plan will be enforced to the fullest extent practicable.

     (c) The expenses of administering the Plan, including any expense incurred to purchase Common Stock to be issued under the Plan will be paid by the Company. Except as provided in Plan Section 7(d), a participant will be responsible for any expense incurred to certify or sell shares purchased by him under the Plan.

     (d) All rights and obligations under the Plan will be construed and interpreted in accordance with the laws of the State of Colorado, without giving effect to the conflict of laws principles of such laws.

18.  EFFECTIVE DATE.

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

     The Plan will become effective on the effective date of our initial public offering. No stock purchase right under the Plan will be exercised until the Plan has been approved by the Company's shareholders within twelve months before or after the date the Plan is adopted by the Board.

                               NATIONAL INFORMATION CONSORTIUM

                               By: /s/ Jeffery S. Fraser
                                   ---------------------------------------

                               Title: Chief Executive Officer
                                      ------------------------------------




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